FORM 8-K

                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 1, 1998



                           BAYWOOD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                       33-10236                  77-0125664
----------------------------       ----------------       ----------------------
(State or other Jurisdiction       (Commission File            (IRS Employer
  of Incorporation)                     Number)           Identification Number)


           14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260
           ----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including area code: (602) 951-3956

ITEM 5.  OTHER EVENTS

         On October 1, 1998, the Company formally entered into a written agreement with St. Anthony's Parish of Somerville, Massachusetts and other plaintiffs to settle all of the plaintiffs' claims against the Company in the case of ST.ANTHONY'S PARISH OF SOMERVILLE, MASSACHUSETTS, et.al., V. KRYSTAL KLEER, INC., et.al. Plaintiffs sought compensatory and punitive damages against the Company and other defendants of approximately of $1,200,000. The settlement requires the Company to pay $100,000 in cash over the next year. The settlement payments will be secured by a pledge of the Company's common stock. Upon execution of the settlement documents, all of the plaintiffs' claims against the Company were dismissed with prejudice.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY, OCTOBER 20, 1998
                                                BAYWOOD INTERNATIONAL, INC.



                                                By: /s/  Neil T. Reithinger
                                                   -----------------------------
                                                   Neil T. Reithinger, President


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